Exhibit 99.1

Healthpeak Properties Reports Second Quarter 2023 Results and Declares Quarterly Cash Dividend on Common Stock
DENVER, July 27, 2023 - Healthpeak Properties, Inc. (NYSE: PEAK), a leading owner, operator, and developer of real estate for healthcare discovery and delivery, today announced results for the second quarter ended June 30, 2023.

SECOND QUARTER 2023 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS
–Net income of $0.09 per share, Nareit FFO of $0.45 per share, FFO as Adjusted of $0.45 per share, AFFO of $0.40 per share, and blended Total Same-Store Portfolio Cash (Adjusted) NOI growth of 4.8%
–Second quarter new and renewal lease executions totaled 745,000 square feet:
▪Outpatient Medical new and renewal lease executions totaled 595,000 square feet
▪Lab new and renewal lease executions totaled 150,000 square feet
•Signed letters of intent on an additional 196,000 square feet of lab leases
–Placed in service the 100% leased Nexus on Grand lab development in South San Francisco
–Balance Sheet:
▪In May 2023, issued $350 million of fixed rate 10-year senior unsecured notes
▪Net debt to Adjusted EBITDAre was 5.1x as of June 30, 2023
–Updated full year 2023 diluted earnings guidance to a range of $0.49 – $0.53 per share; increased the midpoint of 2023 FFO as Adjusted guidance by $0.01 per share and increased Total Portfolio Same-Store Cash (Adjusted) NOI growth guidance by 25 basis points
–Healthpeak's Board of Directors declared today a quarterly common stock cash dividend of $0.30 per share to be paid on August 18, 2023, to stockholders of record as of the close of business on August 7, 2023
–Published 12th annual ESG report covering environmental, social, and governance initiatives and performance

SECOND QUARTER COMPARISON

	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income, diluted	$51,750	$0.09	$68,057	$0.13
Nareit FFO, diluted	247,754	0.45	238,506	0.44
FFO as Adjusted, diluted	251,540	0.45	238,829	0.44
AFFO, diluted	223,197	0.40	197,244	0.36
YEAR TO DATE COMPARISON

	Six Months Ended June 30, 2023		Six Months Ended June 30, 2022
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income, diluted	$169,449	$0.31	$137,693	$0.26
Nareit FFO, diluted	478,200	0.86	484,287	0.89
FFO as Adjusted, diluted	483,421	0.87	476,014	0.87
AFFO, diluted	433,195	0.78	400,921	0.74
Nareit FFO, FFO as Adjusted, AFFO, Same-Store Cash (Adjusted) NOI, and Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From

Operations" sections of this release for additional information). See "June 30, 2023 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP in the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.
SAME-STORE ("SS") OPERATING SUMMARY
The table below outlines the year-over-year three-month and year-to-date SS Cash (Adjusted) NOI growth.

Year-Over-Year Total SS Portfolio Cash (Adjusted) NOI Growth
	Three Month		Year-To-Date
	SS Growth %	% of SS	SS Growth %	% of SS
Lab	3.8%	47.9%	4.9%	47.6%
Outpatient Medical	2.5%	41.0%	3.1%	41.4%
CCRC	19.3%	11.1%	14.3%	11.0%
Total Portfolio	4.8%	100.0%	5.1%	100.0%

NEXUS ON GRAND DEVELOPMENT
During the second quarter, Healthpeak placed in service Nexus on Grand, a 100% leased lab development representing $161 million of investment.
Prominently located on East Grand Avenue in the heart of South San Francisco, Nexus on Grand features state-of-the-art lab space and includes a café, fitness center, and several indoor and outdoor meeting areas within its entry plaza. Combined with Healthpeak’s other South San Francisco properties, the campus brings our ownership in the submarket to over 4.5 million square feet with an approximate 40% share of the total investor-owned lab inventory.
LOAN REPAYMENTS
Healthpeak received $26 million of seller financing repayments during the second quarter.
SORRENTO THERAPEUTICS UPDATE
As previously disclosed, on February 13, 2023, Sorrento Therapeutics, Inc. ("Sorrento") commenced voluntary reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code (the "Code") in the U.S. Bankruptcy Court for the Southern District of Texas (the "Court").
Sorrento has four separate leases with Healthpeak totaling approximately 211,000 square feet. Sorrento is entitled to certain rights under the Code regarding the assumption or rejection of its lease obligations with Healthpeak but has not yet filed any motion with the Court indicating whether it will assume or reject the four leases. As of July 27, 2023, Healthpeak has received all contractually-owed rent from Sorrento. Healthpeak holds either a security deposit or a letter of credit pursuant to each of the four leases, totaling $2.6 million.
CAPITAL MARKETS ACTIVITY
SENIOR UNSECURED NOTES
As previously announced, in May 2023, Healthpeak completed an add-on offering of $350 million 5.25% fixed rate senior unsecured notes due 2032, bringing year-to-date issuances to $750 million at a blended yield of approximately 5.35%. Net proceeds from the May offering were used to repay a portion of the Company's outstanding commercial paper and for general corporate purposes.
ESG
In June 2023, Healthpeak published its 12th annual ESG Report, highlighting our ESG initiatives and performance, including a 4% reduction in greenhouse gas emissions in 2022, and 43% overall reduction since 2011, on a like-for-like basis.
Healthpeak was named an Executive Member of ENERGY STAR’s Certification Nation for earning 45 new ENERGY STAR certifications in 2022, in addition to being included as a constituent in the FTSE4Good Index for the 12th consecutive year. Healthpeak also received several workplace recognitions, including Great Place to Work for the fourth consecutive year, Great Place to Work in Orange County by the Orange County Business Journal for the third time, Top Workplaces by The Tennessean for the second consecutive year, and Middle Tennessee Top Workplace for the first time.
To learn more about Healthpeak's commitment to responsible business and view our 2022 ESG Report, please visit www.healthpeak.com/ESG.
DIVIDEND
Healthpeak's Board declared today a quarterly common stock cash dividend of $0.30 per share to be paid on August 18, 2023, to stockholders of record as of the close of business on August 7, 2023.
2023 GUIDANCE
We are updating the following guidance ranges for full year 2023:
▪Diluted earnings per common share from $0.52 – $0.58 to $0.49 – $0.53
▪Diluted Nareit FFO per share from $1.71 – $1.77 to $1.72 – $1.76
▪Diluted FFO as Adjusted per share from $1.71 – $1.77 to $1.73 – $1.77
▪Total Portfolio Same-Store Cash (Adjusted) NOI growth from 3.00% – 4.50% to 3.25% – 4.75%

These estimates do not reflect the potential impact from unannounced future transactions. These estimates are based on our view of existing market conditions, transaction timing, and other assumptions for the year ending December 31, 2023. For additional details and assumptions underlying this guidance, please see page 38 in our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both of which are available in the Investor Relations section of our website at http://ir.healthpeak.com.

COMPANY INFORMATION
Healthpeak has scheduled a conference call and webcast for Friday, July 28, 2023, at 7:00 a.m. Mountain Time (9:00 a.m. Eastern Time) to review its financial and operating results for the quarter ended June 30, 2023. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 3097637. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.healthpeak.com. An archive of the webcast will be available on Healthpeak's website through July 28, 2024, and a telephonic replay can be accessed through August 4, 2023, by dialing (877) 344-7529 (U.S.) or (855) 669-9658 (Canada) and entering conference ID number 2871396. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website.
ABOUT HEALTHPEAK
Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns, operates and develops high-quality real estate for healthcare discovery and delivery.
FORWARD-LOOKING STATEMENTS
Statements contained in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, densifications, joint venture transactions, leasing activity and commitments, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; (iii) the information presented under the heading "Sorrento Therapeutics Update" that is not historical information; and (iv) the information presented under the heading "2023 Guidance." Pending acquisitions, dispositions, joint venture transactions, leasing activity, and financing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: macroeconomic trends, including inflation, interest rates, labor costs, and unemployment; the ability of our existing and future tenants, operators, and borrowers to conduct their respective businesses in a manner that generates sufficient income to make rent and loan payments to us; the financial condition of our tenants, operators, and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in a specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement activity risks, including project abandonments, project delays, and lower profits than expected; changes within the industries in which we operate; significant regulation, funding requirements, and uncertainty faced by our lab tenants; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to develop, maintain, or expand hospital and health system client relationships; operational risks associated with third party management contracts, including the additional regulation and liabilities of our properties operated through RIDEA structures; economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators; our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our use of fixed rent escalators, contingent rent provisions, and/or rent escalators based on the Consumer Price Index; competition for suitable healthcare properties to grow our investment portfolio; our ability to foreclose or exercise rights on collateral securing our real estate-related loans; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions; the potential impact on us and our tenants, operators, and borrowers from litigation matters, including rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; epidemics, pandemics, or other infectious diseases, including Covid, and health and safety measures intended to reduce their spread; the loss or limited availability of our key personnel; our reliance on information technology systems and the potential impact of system failures, disruptions, or breaches; increased borrowing costs, including due to rising interest rates; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all, including due to rising interest rates, changes in our credit ratings and the value of our common stock, volatility or uncertainty in the capital markets, and other factors; our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness; bank failures or other events affecting financial institutions; the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; laws or regulations prohibiting eviction of our tenants; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services; our participation in the CARES Act Provider Relief Fund and other Covid-related stimulus and relief programs; our ability to maintain our qualification as a REIT; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; ownership limits in our charter that restrict ownership in our stock; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.
CONTACT
Andrew Johns, CFA
Senior Vice President – Investor Relations
720-428-5400

Healthpeak Properties, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data

	June 30, 2023	December 31, 2022
Assets
Real estate:
Buildings and improvements	$13,039,278	$12,784,078
Development costs and construction in progress	775,836	760,355
Land	2,661,963	2,667,188
Accumulated depreciation and amortization	(3,379,874)	(3,188,138)
Net real estate	13,097,203	13,023,483
Loans receivable, net of reserves of $8,366 and $8,280	214,030	374,832
Investments in and advances to unconsolidated joint ventures	731,956	706,677
Accounts receivable, net of allowance of $2,387 and $2,399	53,467	53,436
Cash and cash equivalents	103,780	72,032
Restricted cash	56,745	54,802
Intangible assets, net	364,453	418,061
Assets held for sale, net	8,282	49,866
Right-of-use asset, net	234,050	237,318
Other assets, net	739,574	780,722
Total assets	$15,603,540	$15,771,229

Liabilities and Equity
Bank line of credit and commercial paper	$329,000	$995,606
Term loans	496,382	495,957
Senior unsecured notes	5,399,504	4,659,451
Mortgage debt	343,766	346,599
Intangible liabilities, net	140,060	156,193
Liabilities related to assets held for sale, net	52	4,070
Lease liability	204,489	208,515
Accounts payable, accrued liabilities, and other liabilities	682,764	772,485
Deferred revenue	881,870	844,076
Total liabilities	8,477,887	8,482,952

Commitments and contingencies

Redeemable noncontrolling interests	63,792	105,679

Common stock, $1.00 par value: 750,000,000 shares authorized; 547,052,994 and 546,641,973 shares issued and outstanding	547,053	546,642
Additional paid-in capital	10,384,982	10,349,614
Cumulative dividends in excess of earnings	(4,428,423)	(4,269,689)
Accumulated other comprehensive income (loss)	31,453	28,134
Total stockholders’ equity	6,535,065	6,654,701

Joint venture partners	316,247	327,721
Non-managing member unitholders	210,549	200,176
Total noncontrolling interests	526,796	527,897

Total equity	7,061,861	7,182,598

Total liabilities and equity	$15,603,540	$15,771,229

Healthpeak Properties, Inc.
Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Rental and related revenues	$409,967	$387,079	$802,398	$757,229
Resident fees and services	130,184	125,360	257,268	246,920
Interest income	5,279	5,493	11,442	10,987
Income from direct financing leases	—	—	—	1,168
Total revenues	545,430	517,932	1,071,108	1,016,304

Costs and expenses:
Interest expense	49,074	41,867	97,037	79,453
Depreciation and amortization	197,573	180,489	376,798	358,222
Operating	221,837	215,044	444,925	422,291
General and administrative	25,936	24,781	50,483	48,612
Transaction costs	637	612	3,062	908
Impairments and loan loss reserves (recoveries), net	2,607	139	394	271
Total costs and expenses	497,664	462,932	972,699	909,757
Other income (expense):
Gain (loss) on sales of real estate, net	4,885	10,340	86,463	14,196
Other income (expense), net	1,955	2,861	2,727	21,177
Total other income (expense), net	6,840	13,201	89,190	35,373

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	54,606	68,201	187,599	141,920
Income tax benefit (expense)	(1,136)	718	(1,438)	(59)
Equity income (loss) from unconsolidated joint ventures	2,729	382	4,545	2,466
Income (loss) from continuing operations	56,199	69,301	190,706	144,327

Income (loss) from discontinued operations	—	2,992	—	3,309

Net income (loss)	56,199	72,293	190,706	147,636
Noncontrolling interests’ share in continuing operations	(4,300)	(3,955)	(19,855)	(7,685)
Net income (loss) attributable to Healthpeak Properties, Inc.	51,899	68,338	170,851	139,951
Participating securities’ share in earnings	(149)	(281)	(1,402)	(2,258)
Net income (loss) applicable to common shares	$51,750	$68,057	$169,449	$137,693

Basic earnings (loss) per common share:
Continuing operations	$0.09	$0.12	$0.31	$0.25
Discontinued operations	—	0.01	—	0.01
Net income (loss) applicable to common shares	$0.09	$0.13	$0.31	$0.26

Diluted earnings (loss) per common share:
Continuing operations	$0.09	$0.12	$0.31	$0.25
Discontinued operations	—	0.01	—	0.01
Net income (loss) applicable to common shares	$0.09	$0.13	$0.31	$0.26

Weighted average shares outstanding:
Basic	547,026	539,558	546,936	539,456
Diluted	547,294	539,815	547,204	539,701

Healthpeak Properties, Inc.
Funds From Operations
 In thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) applicable to common shares	$51,750	$68,057	$169,449	$137,693
Real estate related depreciation and amortization	197,573	180,489	376,798	358,222
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	5,893	5,210	11,887	10,345
Noncontrolling interests’ share of real estate related depreciation and amortization	(4,685)	(4,844)	(9,470)	(9,685)
Loss (gain) on sales of depreciable real estate, net	(4,885)	(12,903)	(86,463)	(16,688)
Healthpeak’s share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	—	129	—	(150)
Noncontrolling interests’ share of gain (loss) on sales of depreciable real estate, net	—	—	11,546	12
Loss (gain) upon change of control, net	(234)	—	(234)	—
Taxes associated with real estate dispositions	—	16	—	(166)
Nareit FFO applicable to common shares	245,412	236,154	473,513	479,583
Distributions on dilutive convertible units and other	2,342	2,352	4,687	4,704
Diluted Nareit FFO applicable to common shares	$247,754	$238,506	$478,200	$484,287
Diluted Nareit FFO per common share	$0.45	$0.44	$0.86	$0.89
Weighted average shares outstanding - diluted Nareit FFO	554,584	547,132	554,494	547,018
Impact of adjustments to Nareit FFO:
Transaction-related items	$581	$596	$2,944	$893
Other impairments (recoveries) and other losses (gains), net(1)	2,432	139	1,159	(8,770)
Restructuring and severance-related charges	1,368	—	1,368	—
Casualty-related charges (recoveries), net(2)	(591)	(411)	(243)	(411)
Total adjustments	3,790	324	5,228	(8,288)
FFO as Adjusted applicable to common shares	249,202	236,478	478,741	471,295
Distributions on dilutive convertible units and other	2,338	2,351	4,680	4,719
Diluted FFO as Adjusted applicable to common shares	$251,540	$238,829	$483,421	$476,014
Diluted FFO as Adjusted per common share	$0.45	$0.44	$0.87	$0.87
Weighted average shares outstanding - diluted FFO as Adjusted	554,584	547,132	554,494	547,018
_______________________________________
(1)The six months ended June 30, 2022 includes the following, which are included in other income (expense), net in the Consolidated Statements of Operations: (i) a $23 million gain on sale of a hospital under a direct financing lease and (ii) $14 million of expenses incurred for tenant relocation and other costs associated with the demolition of an outpatient medical building. The three and six months ended June 30, 2023 and 2022 include reserves for loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(2)Casualty-related charges (recoveries), net are recognized in other income (expense), net and equity income (loss) from unconsolidated joint ventures in the Consolidated Statements of Operations.

Healthpeak Properties, Inc.
Adjusted Funds From Operations
In thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
FFO as Adjusted applicable to common shares	$249,202	$236,478	$478,741	$471,295
Stock-based compensation amortization expense	4,245	5,300	7,532	10,021
Amortization of deferred financing costs	2,954	2,689	5,774	5,377
Straight-line rents(1)	(4,683)	(12,713)	(5,431)	(23,872)
AFFO capital expenditures	(19,444)	(27,906)	(42,233)	(50,745)
Deferred income taxes	(242)	(1,188)	(503)	(927)
Amortization of above (below) market lease intangibles, net	(8,838)	(5,885)	(14,641)	(11,653)
Other AFFO adjustments	(2,339)	(1,180)	(730)	(1,871)
AFFO applicable to common shares	220,855	195,595	428,509	397,625
Distributions on dilutive convertible units and other	2,342	1,649	4,686	3,296
Diluted AFFO applicable to common shares	$223,197	$197,244	$433,195	$400,921
Diluted AFFO per common share	$0.40	$0.36	$0.78	$0.74
Weighted average shares outstanding - diluted AFFO	554,584	545,307	554,494	545,193
_______________________________________
(1)The six months ended June 30, 2023 includes an $8.7 million write-off of straight-line rent receivable associated with Sorrento Therapeutics, Inc., which commenced voluntary reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code. This write-off is reflected as a reduction of rental and related revenues in the Consolidated Statements of Operations.